Exhibit 99.1

UNWIRED PLANET REPORTS FOURTH QUARTER AND

FISCAL END 2012 FINANCIAL RESULTS

REDWOOD CITY, CA – August 15, 2012 – Unwired Planet, formerly Openwave Systems Inc. (Nasdaq: UPIP), today announced financial results for the fourth quarter and fiscal year end 2012.

“We are excited about the significant progress we have made in transforming Unwired Planet into an Intellectual property company. Over the past nine months, we have divested the products businesses, added IP experience to the management team and Board, and embarked on a strategy with significant potential,” said Mike Mulica, Chief Executive Officer of Unwired Planet. “The company continues to transform, making great strides towards executing our multi-pronged IP strategy.”

On a GAAP basis, net income for the fourth fiscal quarter ended June 30, 2012 was $31.9 million or $0.36 per share, compared with a net loss of $9.5 million, or $0.11 per share, in the prior quarter and net loss of $20.0 million or $0.23 per share, in the June quarter in the preceding year. Restructuring costs in the quarter were $0.2 million. Net income on a GAAP basis for the year was $14.6 million, or $0.17 per share, driven by the gain on the sale of discontinued operations, compared with a net loss of $35.2 million, or $0.42 per share, in the prior year.

On a non-GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2012 was $6.3 million or $0.07 per share, compared with a net loss of $4.7 million or $0.05 per share, in the prior quarter and a net loss of $3.0 million, or $0.04 per share, in the June quarter in the preceding year. Net loss on a non-GAAP basis was $4.3 million, or $0.05 per share, for fiscal 2012 compared with a net loss of $4.5 million, or $0.05 per share, in fiscal 2011. Non-GAAP net loss excludes discontinued operations, restructuring, impairments on investments, amortization of stock-based

Unwired Planet Reports Fourth Quarter 2012

compensation, amounts associated with certain strategic costs, certain losses on investments and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Financial Measures

The Company’s stated results include the following non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs, impairments on investments, certain strategic costs, and discontinued operations. Unwired Planet considers non-GAAP net loss to be an important measure because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its fourth quarter ended June 30, 2012. Interested parties may access the conference call over the Internet through Unwired Planet’s website at www.unwiredplanet.com or by telephone at (877) 941-1427 or (480) 629-9664 (international). A replay of the conference call will be available for three weeks (until September 5), beginning at 5:00 p.m. PT on August 15 by calling

Unwired Planet Reports Fourth Quarter 2012

(800) 406-7325. The replay can be accessed internationally by calling (303) 590-3030, access code: 4555560 #. A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.openwave.com/investors/index.html. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet (NASDAQ: UPIP) is the inventor of the mobile internet. Unwired Planet established many of the foundational patents that allow mobile devices to connect to the Internet. Over the years, the company has amassed a patent portfolio of approximately 200 issued US and foreign patents and approximately 75 pending applications, many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging. Unwired Planet is headquartered in Silicon Valley, California.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Reports Fourth Quarter 2012

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2012	June 30, 2011
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$83,569	$81,213
Prepaid and other current assets	3,960	2,687
Current assets of discontinued operation	—	35,414

Total current assets	87,529	119,314

Property and equipment, net	452	1,475
Long-term investments	9,423	15,630
Deposits and other assets	89	114
Noncurrent assets of discontinued operation	—	11,284

Total assets	$97,493	$147,817

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,088	$2,271
Accrued liabilities	8,119	5,265
Accrued settlement related to discontinued operations	—	12,000
Accrued restructuring costs	12,871	13,660
Current liabilities of discontinued operation	—	48,376

Total current liabilities	27,078	81,572

Accrued restructuring costs, less current portion	827	12,515
Deferred rent obligations and long-term taxes payable	959	1,415
Noncurrent liabilities of discontinued operation	—	9,370

Total liabilities	28,864	104,872

Stockholders’ equity	68,629	42,945

Total liabilities and stockholders’ equity	$97,493	$147,817

Unwired Planet Reports Fourth Quarter 2012

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Patents	$4	$20	$10	$15,050	$4,019

Total revenues	4	20	10	15,050	4,019

Operating Expenses:
Sales and marketing expenses	239	—	—	614	—
Patent initiative expenses	4,623	3,470	1,698	13,089	3,398
General and administrative	2,527	2,157	1,647	7,651	5,732
Restructuring and other related costs	190	141	301	2,666	2,226

Total operating expenses	7,579	5,768	3,646	24,020	11,356

Operating loss from continuing operations	(7,575)	(5,748)	(3,636)	(8,970)	(7,337)
Interest and other income (expense), net	(258)	36	(433)	(469)	(653)

Net loss from continuing operations	(7,833)	(5,712)	(4,069)	(9,439)	(7,990)
Income taxes	(3,790)	—	115	(1,289)	115

Net loss from continuing operations	(4,043)	(5,712)	(4,184)	(8,150)	(8,105)
Gain on sale of discontinued operation	45,133	5,161	(12,000)	50,294	(9,764)
Discontinued operations, net	(9,237)	(8,986)	(3,776)	(27,577)	(17,379)

Net income (loss)	$31,853	$(9,537)	$(19,960)	$14,567	$(35,248)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.05)	$(0.07)	$(0.05)	$(0.09)	$(0.10)
Discontinued operations	0.41	(0.04)	(0.18)	0.26	(0.32)

Net income (loss) per share	$0.36	$(0.11)	$(0.23)	$0.17	$(0.42)

Shares used in basic and diluted net income (loss ) per share	88,200	86,146	85,216	86,354	84,577

Stock-based compensation by category:
Sales and marketing	$15	$—	$—	$15	$—
Patent initiative	43	—	—	43	—
General and administrative	613	894	111	1,774	402
Discontinued operations	3,554	2,066	437	6,573	2,081

	$4,225	$2,960	$548	$8,405	$2,483

Unwired Planet Reports Fourth Quarter 2012

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Reconciliation between GAAP and Non-GAAP net loss:
Net income (loss)	$31,853	$(9,537)	$(19,960)	$14,567	$(35,248)
Exclude:
Restructuring costs	190	141	301	2,666	2,226
Stock-based compensation	671	894	111	1,832	402
Strategic costs	676	—	—	676	—
Discontinued operations, net of tax	(35,896)	3,825	15,776	(22,717)	27,143
Realized losses and other-than-temporary impairments of investments	—	—	632	—	908
Tax impact related to unusual transactions	(3,790)	—	115	(1,289)	115

Non-GAAP net loss	$(6,296)	$(4,677)	$(3,025)	$(4,265)	$(4,454)

GAAP net income (loss) per share	$0.36	$(0.11)	$(0.23)	$0.17	$(0.42)
Exclude:
Restructuring costs	$—	$—	$—	$0.03	$0.03
Stock-based compensation	$0.01	$0.01	$—	$0.02	$0.01
Strategic costs	$0.01	$—	$—	$0.01	$—
Discontinued operations, net of tax	$(0.41)	$0.05	$0.18	$(0.26)	$0.32
Realized losses and other-than-temporary impairments of investments	$—	$—	$0.01	$—	$0.01
Tax impact related to unusual transactions	$(0.04)	$—	$—	$(0.02)	$—

Non-GAAP net income (loss) per share	$(0.07)	$(0.05)	$(0.04)	$(0.05)	$(0.05)

Shares used in computing net income (loss) per share	88,200	86,146	85,216	86,354	84,577

Unwired Planet Reports Fourth Quarter 2012

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating activities:
Net income (loss)	$31,853	$(9,537)	$(19,960)	$14,567	$(35,248)
Gain on sale of discontinued operation	(45,133)	(5,161)	—	(50,294)	(2,236)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	4,626	3,857	2,276	12,416	9,379
Non-cash restructuring charges	131	161	237	691	1,109
Non-cash tax benefits	(3,790)	—	(3,411)	(1,289)	(3,411)
Provision for (recovery of) doubtful accounts	38	(58)	(183)	447	(351)
Other non-cash items, net	534	208	300	1,313	1,347
Realized losses and other-than-temporary impairments of investments	—	—	645	—	921
Changes in operating assets and liabilities	(8,676)	1,529	15,973	(21,479)	7,005

Net cash used for operating activities	(20,417)	(9,001)	(4,123)	(43,628)	(21,485)

Investing activities:
Purchases of property and equipment, net	—	(27)	(876)	(523)	(4,045)
Payment of settlement related to discontinued operation	—	—	—	(12,000)	—
Sale of discontinued operation, net	46,238	5,161	—	51,399	2,236
Proceeds from sales and maturities of investments, net	(15,031)	(2,876)	—	(4,709)	7,240
Release of restricted cash and investments	—	—	(3,207)	—	357

Net cash provided by (used by) investing activities	31,207	2,258	(4,083)	34,167	5,788

Financing activities:
Net proceeds from issuance of common stock	1,093	517	749	1,904	2,028

Cash provided by financing activities	1,093	517	749	1,904	2,028

Net increase/(decrease) in cash and cash equivalents	11,883	(6,226)	(7,457)	(7,557)	(13,669)
Cash and cash equivalents at beginning of period	27,826	34,052	54,723	47,266	60,935

Cash and cash equivalents at end of period, including discontinued operations	$39,709	$27,826	$47,266	$39,709	$47,266

Unwired Planet Reports Fourth Quarter 2012

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Unwired Planet Vikki.Herrera@unwiredplanet.com Tel: 650-480-6753

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